EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Digital Power Corporation (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jonathan Wax
Dated: November 14, 2007	------------------------------
Jonathan Wax,
Chief Executive Officer
(Principal Executive Officer)

/s/ Uri Friedlander
------------------------------
Uri Friedlander,
Chief Financial Officer
(Principal Financial and Accounting Officer)